UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 20, 2004

AFFINITY GROUP HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-26389	59-2922099
(State or other jurisdiction of corporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Inverness Drive East Englewood, CO 80112	(303) 792-7284
(Address of principal executive offices)	(Registrant’s telephone number incl. area code)

ITEM 5.   OTHER EVENTS

On January 20, 2004, Affinity Group Holding, Inc. (the “Company”) announced it has commenced a cash tender offer for all of its 11% Senior Notes due 2007 (the “Notes”).  Concurrently, the Company is soliciting consents from the holders of the Notes to the adoption of certain proposed amendments to the indenture dated as of April 2, 1997 under which the Notes were issued.  The total consideration to be paid for validly tendered Notes will be equal to $1,036.67 per $1,000 principal amount of Notes plus accrued and unpaid interest on the Notes up to, but not including, the date of payment.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

c.  EXHIBITS

Exhibit 99.1   Notice of Redemption of Affinity Group Holding, Inc. 11.0% Senior Notes due 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AFFINITY GROUP HOLDING, INC.

Date: January 20, 2004	By:	/s/ THOMAS F. WOLFE
Thomas F. Wolfe
Senior Vice President, CFO